Exhibit 99.3

Date:	August 10, 2012
To:	CMS Bank Employees
From:	John E. Ritacco, President and Chief Executive Officer
RE:	Merger Announcement

I would first like to thank you all for your continued support and dedication to CMS Bancorp, Inc. (“Company”) and CMS Bank (“Bank”). I am writing to share some exciting news with you. Our Board of Directors has approved, and we have entered into, a definitive merger agreement with Customers Bancorp, Inc. (“Customers”), headquartered in Wyomissing, Pennsylvania (the “Merger Agreement”) whereby Customers will acquire via merger the Company and ultimately the Bank. Under the Merger Agreement, Customers is to acquire all outstanding shares of the Company’s common stock in exchange for shares of Customers’ own common stock based on an exchange ratio to be determined using a valuation date prior to the closing of the transaction. Any fractional shares that result due to this exchange of shares will be paid in cash.

Our entry into the Merger Agreement is the first step in completing the merger transactions. The Merger Agreement contemplates a separate follow-on agreement to merge the Bank with and into Customers Bank, which is Customers’ wholly-owned bank subsidiary. The Company and Customers are in the process of obtaining the regulatory approvals and/or non-objections necessary to complete these transactions, which is a lengthy process. We currently expect that the merger process will be completed in the spring or early summer of 2013. As a publicly-traded company, while the transactions are pending, the Company is required by the rules of the U.S. Securities and Exchange Commission (“SEC”) to limit what we can say about the mergers to facts that that have been disclosed in our SEC filings. Therefore, we ask that if you receive any questions related to the mergers from anyone, including customers or the media, please direct them to John E. Ritacco, our authorized spokesperson.

I know this news likely comes as a surprise to many of you and may create stress and anxiety, in terms of what this all means for you. In this very competitive and highly regulated banking environment that we operate in, we believe that joining forces with a larger bank like Customers Bank and its strong management team will better serve the Bank and our customers. We further believe that combining our franchise with Customers’ multi-state franchise will benefit all of our constituencies including our shareholders, customers, employees and the communities in which we serve. We are excited about the potential opportunities created by this combination of our operations with those of Customers and look forward to joining the Customers family.

Our bank management intends to hold an all-employee communication meeting within the next several days. Below I have provided answers to some questions that I believe you may have after hearing about this announcement. I look forward to seeing you at the meeting.

Sincerely,

/s/ John E. Ritacco

John E. Ritacco
President & Chief Executive Officer

1.	What has been announced?

CMS Bancorp, Inc. (the “Company”) has announced that it has entered into a definitive merger agreement (the “Merger Agreement”) with Customers Bancorp, Inc. (“Customers”) whereby the Company will be merged into Customers, and CMS Bank (the “Bank”) is expected to be merged into Customers’ wholly-owned bank subsidiary, Customers Bank. Upon effectiveness of the merger of the Company with and into Customers, Customers is to acquire all outstanding shares of the Company’s common stock in exchange for shares of Customers’ own common stock based on an exchange ratio to be determined using a valuation date prior to the closing of the transaction. Any fractional shares that result due to this exchange of shares will be paid in cash.

2.	What will happen to the Bank?

Immediately following the effectiveness of the merger of the Company with and into Customers, the Bank will be merged with and into Customers Bank.

3.	What is Customers Bancorp, Inc.?

Customers is the holding company for Customers Bank. Customers Bank is a regional bank with banking operations in Pennsylvania, New York and New Jersey, core relationship banking values, and approximately $2.2 billion in assets. Customers Bank currently has 15 banking locations across three states.

4.	Why did the Company agree to these transactions?

After careful and thoughtful consideration, our Board of Directors determined that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of our shareholders and customers (though access to a larger network of branches).

We believe that with Customers’ resources and financial strength, we can enhance our position in the region and continue our commitment to customer service.

5.	What about my job? Will I be laid off?

Customers is in the process of working through merger integration planning. It is too early to speculate on the details regarding any individual positions. Providing you with prompt and complete answers is a high priority to us in this transition phase.

6.	What about our health benefits, are they going to change?

Prior to the closing of the mergers, your health benefits will remain the same. As the mergers are not expected to close until spring or early summer of 2013, it would be premature to comment on specific changes to your health benefits. However, as we have noted, providing you with prompt and complete answers is a high priority to us in this transition phase. In the Merger Agreement, Customers has agreed that for a period of twelve (12) months following the closing of the mergers, Customers will provide each of our employees who continues employment at Customers with benefits that are substantially comparable, in the aggregate, to those provided to officers and employees of Customers and its subsidiaries having similar responsibilities and positions.

7.	What happens to my shares of Company common stock that are held in my account in the Bank’s Employee Stock Ownership Plan (“ESOP”)?

Any shares of Company common stock that are held in your account under the ESOP as of the closing of the merger will be exchanged for shares of Customers’ common stock based on an exchange ratio to be determined using a valuation date prior to the closing of the transaction. Any fractional shares that result due to this exchange of shares will be paid in cash. The Customers stock you receive from the conversion will then be held in your account under the ESOP, which is a tax-qualified retirement plan, until you are eligible to receive a distribution under the ESOP. The terms and conditions of the ESOP, including any vesting requirements, will remain in effect.

8.	What is the timeframe for these transactions?

We expect the transaction will close in the spring or early summer of 2013, subject to satisfaction of various closing conditions in the Merger Agreement, including approval from our shareholders and the receipt of regulatory approvals. Customers is currently in the process of seeking regulatory approval related to its acquisition of Acacia Federal Savings Bank. Customers and the Company do not plan to seek regulatory approval with respect to the Customers/CMS mergers until after regulatory approval is received for the Acacia transaction.

9.	What are the conditions to the closing of the mergers? Are there any obstacles?

The Merger Agreement includes various closing conditions, including the approval of our shareholders and the receipt of regulatory approvals.

10.	Will the bank branches be changing names?

Yes. It is anticipated that all current Bank locations will become Customers Bank branches upon the completion of the merger of the banks.

11.	What do I tell customers?

Until completion of the mergers, it is business as usual. Banking customers can continue to use their checks, debit cards and online banking as they do today. Any changes affecting customers will be communicated in advance.

12.	How can I learn more about Customers Bank?

Learn more about Customers Bank online at www.customersbank.com.

13.	Where can I go for additional information?

We realize that you will have many questions, and we will do our very best to keep you informed in a timely manner as we always have. In the meantime, please feel free to speak with your manager for additional information.

Important Additional Information

Proxy Statement/Prospectus

In connection with the proposed transaction, Customers expects to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares that will be issued to shareholders of the Company in connection with the proposed transaction. The registration statement will include a proxy statement/prospectus that will be mailed to the shareholders of the Company in solicitation of their approval of the proposed merger of the Company with and into Customers (“Shareholder Approval”). The Company and Customers also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company and Customers with the SEC at the SEC’s website at www.sec.gov. Documents filed with the SEC by the Company will be available free of charge from Stephen E. Dowd, Senior Vice President and Chief Financial Officer of the Company, 123 Main Street, White Plains, NY, 10601. Documents filed with the SEC by Customers will be available free of charge from Glenn Yeager, Corporate Secretary, 1015 Penn Avenue, Wyomissing, PA 19610.

The Company and Customers and their respective directors and executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies in respect of the proposed transaction. You can find current information about the Company’s executive officers and directors in the proxy statement related to its 2012 annual meeting of shareholders, which was filed with the SEC on Schedule 14A on January 11, 2012. You can find information about Customers’ executive officers and directors in Customers’ definitive proxy statement filed with the SEC on June 7, 2012.

Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. Investors should read the proxy statement/prospectus carefully if and when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Customers using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended.

Merger Agreement

The discussion of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed on August 10, 2012 and is incorporated herein by reference. Investors are urged to read the Merger Agreement for a more complete understanding of the terms of the transactions discussed herein.

The Merger Agreement has been incorporated by reference to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that the Company delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its affiliates.

Caution about Forward-Looking and other Statements

This announcement may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the anticipated closing date of the transactions discussed herein. Although we believe that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any results expressed or implied by such forward-looking statements or that the Company will be able to close on the transactions by the anticipated closing date. Such forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approvals or non-objections and Shareholder Approval will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and quarterly reports on Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012.

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